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              [John Hancock Financial Services, Inc. Letterhead]


                                                  April 12, 2002

U.S. Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

     John Hancock Variable Series Trust I
     File Nos. 33-2081 and 811-4490


Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 33 under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 on Form N-1A Registration Statement of John Hancock Variable Series Trust I as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective amendment which is being filed pursuant to paragraph (b) of rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


                              Very truly yours,

                              /s/ RONALD J. BOCAGE
                              --------------------
                              Ronald J. Bocage
                              Counsel